EXHIBIT 10.4

Consulting Agreement

This Consulting Agreement (“Agreement”) is entered into this ____  day of October 2006, by and between  Michael D. Brown,  (“Consultant”) and Gel Tech Solutions, Inc., a Florida  corporation (the “Company”).

RECITALS

WHEREAS, the Company wishes to retain the consultant to assist it in marketing its products including its hurricane suppression gel to governments and corporations (the “Services”), and

WHEREAS, the Consultant has valuable skill and experience that may be of assistance to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties, the Company  and Consultant hereby agree as follows:

1)

Appointment as Consultant; Scope of Services.  The Company  hereby engages Consultant as a consultant in connection with the Services.  Consultant hereby agrees to perform such consulting services upon the terms and conditions hereinafter set forth.

2)

Term.  This Agreement shall be for a period of 12  months commencing as of the date of this Agreement.  Sections 8, 9, 10, 11, 12,  and 13  hereof shall survive termination of this Agreement.

3)

Services of Consultant.

(a)

During the term of this Agreement, unless this Agreement is sooner terminated pursuant to its terms, Consultant shall perform Services as may be reasonably requested by the Company including attending meetings and conference calls related to the Services.  The parties agree that the work performed by Consultant will be governed by the general terms and conditions of this Agreement which will be controlling.

(b)

The Services performed by Consultant may be performed at days and times, and in the order or sequence as Consultant deems desirable as long as he makes a good faith effort to meet and speak with parties referred to by him by the Company.

(c)

Consultant shall maintain a permanent written record of all services, ideas, marketing strategy and other pertinent information in connection with this Agreement.  Such written record shall be maintained by Consultant in a permanently bound notebook, which shall be maintained separately from all other work of Consultant and shall be the sole property of the Company.

4)

Compensation and Entitlements.  The  Company shall provide for the benefit of the Consultant the following:

(a)

As compensation for Consultant’s services as a consultant pursuant hereto, the Company agrees to pay Consultant the total gross sum of $10,000 per month payable at the end of each month for which consulting services are provided.

(b)

 [Any sales commissions inserted here.]

(c)

If requested by the board of directors or the shareholders of the Company, the consultant agrees to serve as a director of the company and will receive the same compensation as all other non employee directors receive.

5)

Expenses.  Consultant shall be responsible for any and all of its expenses incurred in connection with the performance of the Services, other than travel and lodging expenses incurred on behalf of the Company, which shall be reimbursed by the Company upon receipt of billing by Consultant and receipt by Company of such supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements.

6)

Relationship of the Parties.  Consultant, under the terms of this Agreement, is and shall act as an independent contractor, and not as an agent, servant, or employee of the Company.  Nothing in this Agreement shall be construed to imply that the Consultant or its agents or employees are officers or employees of the Company.  Consultant shall assume full responsibility to and for all of its agents and employees under any federal, state, or local laws or regulations regarding employees’ liability, worker’s compensation, unemployment insurance, income tax withholding, and authorization for employment, as well as any other acts, laws, or regulations of similar import.  Consultant hereby acknowledges and agrees that it shall have no authority to enter into any contract or agreement or to bind the Company except as specifically provided herein and that, in connection with the performance of the Services, it shall have no authority to make any representations of any kind with respect to or on behalf of the Company.  It is understood that independent contractor status is a condition of this agreement for Consultant to perform the Services specified to be performed by the Consultant under this Agreement.

7)

Personal Services.  Consultant shall be personally responsible for the performance of the Services described herein, and shall be responsible for any persons employed by Consultant to assist Consultant in the performance of such Services.  Consultant agrees to comply with all reasonable requests of the Company regarding coordination of Consultant's services with the services of government officials and other agents and representatives of the Company when requested.  Consultant agrees to provide access to all subject matter reasonably necessary to the performance of its duties.

8)

Non-Exclusive Services.  During the term of this Agreement, may perform and may permit its employees, principals, or affiliates to perform consulting services similar to the Services provided for herein, in the sole and absolute discretion of the Company.

9)

Non-Disclosure Covenant.

(a)

Consultant covenants and agrees that it will not, at any time during the term of this Agreement, or at any time thereafter, communicate or disclose to any person, directly or indirectly, or use for its own account or for the account of any other person, without the prior written consent of the Company, any Confidential Information concerning any patents, inventions, know-how, processes or equipment used in, or any trade secret or confidential information concerning the business and affairs of the Company or any of its affiliates acquired by Consultant during the term of this Agreement.  The same shall not be used by Consultant in any way other than in performance of its services under this Agreement and shall be returned to the Company promptly at the termination of the Services performed pursuant to this Agreement by Consultant.  Consultant will not deliver, reproduce, or in any way allow such information or documents to be delivered by it or any person or entity outside the Company without duly authorized specific direction or consent of the Company.  Consultant further covenants and agrees that, during the term of this Agreement and thereafter it will retain all such confidential knowledge and information concerning the foregoing, in trust, for the sole benefit of the Company and its affiliates and their respective successors and assigns.  Consultant shall ensure the compliance of all of its employees and agents with the provisions of this covenant.  This Section shall survive the termination of this Agreement.

(b)

Consultant shall never, directly or indirectly, publicly disseminate or otherwise disclose any Confidential Information obtained during the term of this agreement and one year thereafter without the prior written consent of the Company, it being understood that the obligation created by this subparagraph shall survive the termination of this Agreement.

(c)

At all times, the Consultant shall exercise all due and diligent precautions to protect the integrity of any of the Company documents embodying Confidential Information and upon termination of this Agreement, Consultant shall return all such documents (and copies thereof) in its possession or control to the Company.

(d)

In recognition of the foregoing, the Consultant represents, warrants and covenants that the Consultant will not in the future use or disclose any of such Confidential Information for the benefit of any person or other entity or organization other than the Company under any circumstances at any time.

(e)

The words "Confidential Information" for the purposes as used herein above shall mean all worldwide intellectual property and other proprietary rights associated with the Company, including without limitation, any and all patents, patent applications, international patent rights and rights of priority, copyrights, copyrightable subject matter, trademarks, service marks, trade names, trade secrets, confidential information, know-how, ideas, mask works, inventions, improvements, information and disclosures, whether or not patentable, now in existence or hereinafter arising, whether developed by the Company or Consultant, independently or jointly (with each other or with any third party).

10)

Obligations of the Company.  the Company hereby agrees to facilitate the performance of the Services by the Consultant and to provide Consultant with access to all information and personnel reasonably requested by Consultant relating to the Services.

11)

Indemnification by Consultant

(a)

The acts, statements and representations made by the Consultant without the approval of the Company to third parties which are not made in reliance upon information and/or material furnished to the Consultant by the Company, whether written or oral, are the sole responsibility of the Consultant, and the Consultant agrees to indemnify the Company for any liability, claims, losses and expenses, including legal costs and expenses incurred by the Company that result from the Consultant's representations made without the approval of the Company.

(b)

Consultant agrees to indemnify and to save and hold harmless the Company, its agents and employees from and against any and all claims, losses, liabilities, damages, costs, and expenses, including without limitation attorneys fees, to which      the Company may be subject under any applicable act, rule, regulation, statute or at common law or otherwise, and will reimburse the Company and such other persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending actions, whether or not resulting in any liability, insofar as such losses, claims damages, liabilities, or expenses arise out of or are based on any (i) breach or inaccuracy of any representation, warranty, or covenant of Consultant contained herein. (ii) misrepresentation or fraud made as a result of or in connection with Consultant’s performance of the Services hereunder; or (iii) any action by the Consultant in connection with the Consultants performance of the Services hereunder related to any violation of applicable law or regulation.

(c)

Promptly after receipt by Consultant of notice of the commencement of any action as contemplated under the subsections immediately above, Consultant shall notify the Company in writing of such notice of action.

12)

Indemnification by the Company.

(a)

The acts, statements and representations made by the Company to third parties are the sole responsibility of the Company, and the Company agrees to indemnify the Consultant and hold the Consultant harmless for any liabilities, claims, losses and expenses, including legal costs and expenses incurred by the Consultant, that result from acts, statements and representations made by the Company and its authorized representatives to third parties.  the Company represents that all materials provided to the Consultant in relation to the consulting services to be provided hereunder are truthful and accurate, and the Consultant may rely upon same without independent verification of the facts or other information contained therein.

(b)

the Company agrees to indemnify and to save and hold harmless Consultant, its agents and employees from and against any and all claims, losses, liabilities, damages, costs, and expenses, including without limitation attorneys fees, to which the Consultant may be subject under any applicable act, rule, regulation, statute or at common law or otherwise, and will reimburse the Consultant and such other persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending actions, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or expenses arise out of or are based on any (i) breach or inaccuracy of any representation, warranty, or covenant of the Company contained herein; or (ii) any misrepresentations or any untrue statements of a material fact contained in any offering materials or the omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading.

(c)

Promptly after receipt by the Companyof notice of the commencement of any action as contemplated under the subsections immediately above, the Company shall notify Consultant in writing of such notice of action.

13)

Intellectual Property.  Consultant acknowledges that the Company’s patents, trademarks, trade names and emblems are the property of the Company and that it is expressly understood that no licensed use of intellectual property is granted herein to Consultant.  It is further understood that any use by Consultant of any such intellectual property shall be only in the name of the Company.  Upon termination of this agreement, Consultant shall immediately and permanently discontinue and cease and desist from engaging in any activity that would tend to indicate that Consultant is affiliated with anyone who is authorized to utilize the intellectual property.

14)

Representations, Warranties and Covenants of Consultant.  Consultant hereby represents and Warrants as of the date hereof each of the following:

(a)

Consultant has the requisite power and authority to enter into this agreement and to carry out its obligations hereunder.  The execution and delivery of this agreement by Consultant and the consummation by Consultant of the transactions contemplated hereby have been duly authorized by Consultant, and no other action on the part of Consultant is necessary to authorize this agreement in such transactions.  This agreement has been duly executed and delivered by Consultant and constitutes a valid and binding obligation of Consultant, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors’ rights generally by general principles of equity.

(b)

Consultant agrees that, in connection with providing the Services hereunder, Consultant shall not make any misstatement of a material fact or omit to state any material fact necessary to make any statement made by Consultant, in connection with providing the Services, not misleading.

(c)

Consultant has not entered into any contract or other arrangement, or made any commitment that will or may impair Consultant's ability to perform its Services hereunder, and agrees that it will not enter into any such contract or arrangement.

(d)

Consultant agrees, to the best of its knowledge, not to use or disclose to the Company, or induce the Company to use, any confidential or proprietary information, material or rights of any third party.  Consultant hereby indemnifies, defends and holds the Company harmless from or against any claim, judgment or expense arising in any way out of any claim of third parties regarding a breach by Consultant of any of the representations and warranties set forth in this Section.

15)

Representations and Warranties of the Company.  Tthe Company hereby represents and warrants as of the date hereof each of the following:

(a)

the Company is a corporation duly organized and validly existing, under the laws of the State of the Company and in good standing under the laws of the State of the Company, with all requisite corporate power and authority to carry on its business now conducted and to own and operate the assets and properties now owned and operated by it.

(b)

the Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this agreement in such transactions.  This agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

16)

Notices.  Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail or such other parcel delivery service as provides receipt for delivery, postage prepaid, addressed to the other party at the address provided by each party on page one of this Agreement.  Either party may change its address by written notice made in accordance with this section.

17)

Termination.   The Company may immediately terminate this Agreement upon the breach by Consultant of any term or provision of this Agreement, or for any reason upon ninety (90) days written notice to Consultant, provided, however, nothing herein shall be construed to release or relieve Consultant from a continuing obligation to the Company under this Agreement or of any obligation matured prior to the effective date of such termination.  Upon such termination, Consultant will be entitled to those sales commissions, as described above, earned by him before the date of any termination.

18)

Severability.  In the event that any provision in this Agreement is held to be invalid, void or illegal by any court of competent jurisdiction, then the court making such determination may reduce the obligations so as to be enforceable according to applicable law and enforce such obligations as reduced.  The remaining provisions of this agreement shall be enforced according to their terms.

19)

Modifications and Amendments.  This Agreement shall not be altered or amended, except by writing, signed by all the parties hereto, or such parties authorized agents.

20)

Entire Agreement.  This agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings or agreements whether oral or in writing.

21)

Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware , without and application of the principles of conflicts of laws.  If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred including, but not limited to, all attorney fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.  Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in the State of Florida.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Florida, has been brought in an inconvenient forum.

22)

Headings.  The paragraph headings used herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

23)

No Waiver By Failure To Act.  Neither any failure nor any delay on the part of either party hereto in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further any exercise thereof or the exercise of any other right.

24)

Assignment.  This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto; provided however, that because the obligations of the Consultant are for personal services, the Consultant shall not assign any right herein or delegate any duties without the prior written consent of the Company.

25)

No Partnership; Third Person.  It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other arrangement between Consultant and the Company. No term or provision of this Agreement is intended to, or shall, be for the benefit of any person, firm, corporation or other entity not a party hereto and no such party shall have any right or cause of action hereunder.

26)

Taxes.  All taxes, duties and other governmental fees or charges arising from the Consultant's receipt of compensation hereunder shall be borne by the Consultant.

27)

Execution in Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this   Consulting Agreement has been executed as of the day and year first written above.

The Company

By: ___________________________________

Michael Cordani, President

Consultant

By: __________________________________

Michael D. Brown